UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(972) 444-9001
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Beginning on page 59 of the definitive proxy statement of Pioneer Natural Resources Company (the “Company”) filed with the Securities and Exchange Commission on April 5, 2012, the Company describes the authority and role of the Board’s Lead Independent Director, a position currently held by Mr.  Charles E. Ramsey, Jr., which includes the coordination of the nature, quality, quantity and timeliness of information sent to the Board of Directors in advance of meetings. The authority to coordinate such information includes the authority to approve the materials in advance of Board meetings.

As an annual practice, the Lead Independent Director is selected by formal resolution of the Company’s Nominating and Corporate Governance Committee from among its members. As mandated by its charter, all of the members of the Nominating and Corporate Governance Committee are independent directors of the Company.  As a matter of procedure, the selection of the Lead Independent Director is then confirmed by the full Board, which comprises the ten independent members of the Nominating and Corporate Governance Committee and the Company’s Chief Executive Officer.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Frank W Hall
Frank W. Hall,
Vice President and Chief Accounting Officer

Dated: May 1, 2012